UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 22, 2015

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2015, Richard J. Martin, Chief Financial Officer and Executive Vice President, Finance and Administration of Unified Grocers, Inc. (the “Company” or “Unified”), informed the Company of his intention to retire from that position effective October 27, 2015. Mr. Martin will continue to serve as an advisor to the Company.

The Company appointed Mr. Michael F. Henn as Executive Vice President, Chief Financial Officer on October 27, 2015. Mr. Henn will have responsibility for Unified’s accounting, finance and information systems functions.

The Company will pay Mr. Henn a weekly amount based on an annual base salary of $500,000 plus an annual car allowance of $31,558.80. Additionally, Mr. Henn is eligible to participate in the Unified Grocers’ Officer Annual Incentive Plan, Unified’s Sheltered Savings Plan and employee health insurance plans. Mr. Henn has waived participation in the Company’s Deferred Compensation Plan, Supplemental Executive Retirement Plan and Long Term Incentive Plan. If Mr. Henn’s employment is less than six months, he will receive compensation for the period between actual separation through the end of six months, or the equivalent thereof. There are no other relationships, agreements, or understandings between the Company and Mr. Henn.

Mr. Henn, 67, has served as the Managing Director of R. E. Stangeland Enterprises, a family trust company, from 2003 to present. Prior to that, Mr. Henn served as Senior Vice President, Chief Financial Officer of Exult, Inc. (2001-2003), an Irvine, Calif., outsourcer of human resource services to Global 500 companies; as President and Chief Operating Officer of The Meyers Group (2000 – 2001), a private equity backed provider of residential housing development information; as Senior Vice President, Chief Financial Officer of KBHome (1994 – 2000), a Los Angeles, Calif., Fortune 500 homebuilder; and as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of The Vons Companies (1985 – 1994), Arcadia, Calif., a Fortune 500 supermarket retailer. Mr. Henn has also served as a Board Member of the St. John’s Northwestern Military Academy since 2004.

Item 7.01.	Regulation FD Disclosure.

On October 28, 2015, the Company issued a press release to announce the retirement of Richard J. Martin from the position of Chief Financial Officer and Executive Vice President, Finance and Administration, effective October 27, 2015 and to announce the appointment of Michael F. Henn as Executive Vice President, Chief Financial Officer of the Company effective October 27, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, issued by the Registrant, dated October 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2015	UNIFIED GROCERS, INC.

	By	/s/ Mary M. Kasper
Mary M. Kasper
Senior Vice President, General Counsel and Secretary